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                                                                      EXHIBIT 13

      Annual Admin Charge Calculations
--------------------------------------------
AVG POLICY SIZE...               $ 40,000.00
CHARGE...                        $     30.00

30/40000*1000 =                  $      0.75

    Hypothetiacal Unit Values
-----------------------------------
31-Dec-01     7.005905446       a
31-Dec-02     5.352345859       b

                           STRATEGIC PARTNERS FLEX ELITE
                            1.65%                STOCK
                       -------------------------------------
1 YEAR % OF RETURN                     -23.60%      c        =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)          763.98       d        =(c*1000)+1000
ANNUAL ADMIN CHARGE                      0.75       e        =Annual Admin Charge
GMIB CHARGE                              0.00       f        =IF(c<=0.05,(((1000*0.05)+1000)*0.0045),d*(0.0045*(12)))
EARNING APPRECIATOR CHARGE               0.00       g        =d*0.0030
INCOME APPRECIATOR CHARGE                0.00       h        =d*0.0025
Less Admin, GMIB, EAPP,IAB             763.23       i        =d-e-f-g-h
ROR BEFORE LOAD                        -23.68%               =(i/1000)-1



       Annual Admin Charge Calculations
--------------------------------------------
AVG POLICY SIZE...               $ 40,000.00
CHARGE...                        $     30.00

30/40000*1000 =                  $      0.75

    Hypothetiacal Unit Values
-----------------------------------
31-Dec-01     6.575773634       a
31-Dec-02     5.006445481       b

                           STRATEGIC PARTNERS NON-EXCHANGE
                              2.00%                STOCK
                        --------------------------------------
1 YEAR % OF RETURN                   -23.87%      c        =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)        761.35       d        =(c*1000)+1000
ANNUAL ADMIN CHARGE                    0.75       e        =Annual Admin Charge
GMIB CHARGE                            4.73       f        =IF(c<=0.05,(((1000*0.05)+1000)*0.0045),d*(0.0045*(12)))
EARNING APPRECIATOR CHARGE             2.28       g        =d*0.0030
INCOME APPRECIATOR CHARGE              1.90       h        =d*0.0025
Less Admin, GMIB, EAPP,IAB           751.68       i        =d-e-f-g-h
ROR BEFORE LOAD                      -24.83%               =(i/1000)-1